 Exhibit 10.1

Supplemental Schedules and Exhibits

Exhibit 2.10	Letter of Credit Application and Agreement
Exhibit 4.1(g)(i)	Opinion of Bracewell and Giuliani LLP
Exhibit 4.1(g)(ii)	Opinion of Trent McKenna
Schedule 1.1(b)	Existing Letters of Credit

EXHIBIT 4.1(g)(i)

Bracewell & Giuliani LLP
711 Louisiana Street
Suite 2300
Houston, Texas
713.223.2300
713.221.1212

bgllp.com
February 20, 2007

To the Lenders and the Agent
referred to herein

Ladies and Gentlemen:

We have acted as Texas counsel for Comfort Systems USA, Inc., a Delaware corporation (the "Borrower"), and the subsidiaries of the Borrower named on the attached Exhibit A (each, an "Opinion Subsidiary" and, collectively, the "Opinion Subsidiaries") in connection with the Amended and Restated Credit Agreement dated as of February 20, 2007 (the "Credit Agreement"), among the Borrower, the financial institutions listed on the signature pages thereof (the "Lenders"), and Wachovia Bank, N.A., as administrative agent for the Lenders (in such capacity, the "Agent").  The Borrower and the Opinion Subsidiaries are sometimes referred to herein individually as a "Transaction Party" and collectively as the "Transaction Parties."  This opinion letter is delivered to you pursuant to Section 4.1(g) of the Credit Agreement.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. As used herein, (i) "Texas UCC" means the Uniform Commercial Code, as amended and in effect in the State of Texas on the date hereof; (ii) "Delaware UCC" means the Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof; and (iii) "Applicable Law" means, with respect to each Transaction Party, the General Corporation Law of the State of Delaware, the Revised Limited Partnership Act of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Delaware UCC, and those laws, rules, and regulations of the State of Texas and of the United States of America as in effect on the date hereof which in our experience are normally applicable to such Transaction Party and to transactions of the type provided for in the Opinion Documents to which such Transaction Party is a party); provided, however, that Applicable Law does not include (i) except for our opinion in paragraph 8 below as to the 1940 Act, any federal or state securities, commodities, insurance, or investment company laws and regulations; (ii) any federal or state labor, pension, or other employee benefit laws and regulations; (iii) any federal or state antitrust, trade or unfair competition laws and regulations; (iv) any federal or state laws and regulations relating to the environment, safety, health, or other similar matters; (v) any laws, rules, and regulations of any county, municipality, subdivision or similar local authority of any jurisdiction or any agency or instrumentality thereof; (vi) any federal or state tax laws or regulations; (vii) any federal or state laws or regulations relating to copyrights, patents, trademarks, or other intellectual property; or (viii) any federal or state laws or regulations relating to usury or otherwise limiting the amount of interest that may be charged.

To the Lenders and Agent
February 20, 2007

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined each of the following agreements, instruments and documents (hereinafter called the "Opinion Documents"):

(a)           an executed copy of the Credit Agreement;

(b)	executed copies of the three Amended and Restated Revolving Notes and the one Revolving Note (the "Notes") delivered to the Lenders on the date hereof;

(c)	an executed copy of the Amended and Restated Security Agreement dated as of the date hereof (the "Security Agreement") among the Borrower, the other Transaction Parties party thereto, and the Agent;

(d)	an executed copy of the Amended and Restated Pledge Agreement dated as of the date hereof (the "Pledge Agreement"), among the Borrower, the other Transaction Parties party thereto, and the Agent; and

(e)	an executed copy of the Amended and Restated Subsidiary Guaranty dated as of the date hereof (the "Guaranty") of the Transaction Parties party thereto for the benefit of the Agent and the Lenders.

We have also examined the financing statements, each naming a Transaction Party as debtor and the Agent as secured party, listed on Exhibit B hereto (collectively, the "Financing Statements").

In addition to reviewing the Opinion Documents and Financing Statements described above, the following (hereinafter called, the "Reliance Materials") have also been reviewed by our firm in connection with this opinion:

(i)           a copy of the Certificate of Incorporation of the Borrower certified by the Secretary of State of the State of Delaware on February 13, 2007 and certified by an officer of the Borrower as being complete and correct and in full force and effect as of the date hereof;

(ii)           a copy of a certificate dated February 13, 2007 of the Secretary of State of the State of Delaware as to the existence and good standing of the Borrower in the State of Delaware as of such date;

(iii)           a copy of a certificate dated February 13, 2007 of the Secretary of State of the State of Texas as to the existence of the Borrower and the filing by the Borrower of an Application for Certificate of Authority, in each case in the State of Texas as of such date; and

(iv)           a copy of a certificate dated February 13, 2007 of the Texas Comptroller of Public Accounts as to the good standing of the Borrower in the State of Texas as of such date.

To the Lenders and Agent
February 20, 2007

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Opinion Documents and certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others and assume compliance on the part of the Transaction Parties with their covenants and agreements contained therein.  In connection with the opinions expressed in the first sentence of paragraph 1 below, we have relied solely upon certificates of public officials as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in paragraphs 1, 2, and 3 below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Transaction Parties based solely upon certificates of officers of the Transaction Parties in respect of such matters and without any independent investigation or verification on our part and (y) to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.           Existence and Good Standing Opinions.  The Borrower is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and is authorized or qualified to do business and in good standing as a foreign corporation in the State of Texas. Each Transaction Party has the corporate, limited partnership, or limited liability company power and authority to enter into and to incur and perform its obligations under the Opinion Documents to which it is a party.

2.           Authorization Opinion.  The execution and delivery to the Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder have been authorized by all necessary corporate, limited partnership, or limited liability company, as applicable, action by, and partner or member, as applicable, action in respect of, such Transaction Party.

3.           Approvals; Other Required Actions.  The execution and delivery to the Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder do not require under Applicable Law any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any Governmental Authority that has not been made or obtained except (a) those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Opinion Documents to which it is a party and to perfect security interests, if any, granted by such Transaction Party thereunder, (b) pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto, (c) other filings under securities laws, and (d) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.

To the Lenders and Agent
February 20, 2007

4.           Execution, Delivery, and Enforceability Opinion.  Each Opinion Document has been duly executed and delivered on behalf of each Transaction Party signatory thereto.  Each Opinion document constitutes, with respect to each Transaction Party that is a party thereto, a legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms.

5.           "No Violation" Opinions.  The execution and delivery to the Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder do not violate (a) any provision of the certificate or articles of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, or other organizational documents of such Transaction Party, (b) any Applicable Law, or (c) any agreement binding upon such Transaction Party or its property that is listed on Schedule 2 to the Officer's Certificate attached as Exhibit C hereto or (d) any court decree or order binding upon such Transaction Party or its property that is listed on Schedule 1 to the Officer's Certificate attached as Exhibit C hereto; provided that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant or other provision of a financial or numerical nature or requiring computation).

6.           No Creation of Liens Opinion.  The execution and delivery to the Agent and the Lenders by each Transaction Party of the Opinion Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder, will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon such Transaction Party or its properties that is listed on the attached Exhibit C, other than security interests or liens in favor of the Agent created under any of the Opinion Documents or arising under applicable law.

7.           Margin Regulations Opinion.  The borrowings by the Borrower under the Credit Agreement, the application of the proceeds thereof as provided in the Credit Agreement, and the grant of security interests under the Pledge Agreement and the Security Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Margin Regulations").

8.           Investment Company Act Opinion.  Based solely on facts certified to us by the Transaction Parties, no Transaction Party is required to register as an "investment company" (under, and as defined in, the Investment Company Act of 1940, as amended (the "1940 Act")), and no Transaction Party is a company controlled by a company required to register as such under the 1940 Act.

9.           Creation of Security Interests Opinion.  The Security Agreement creates in favor of the Agent, as security for the Secured Obligations, a valid security interest in each Transaction Party's rights in the Collateral (as defined in the Security Agreement) to the extent a security interest in such Collateral may be created under Article 9 of the Texas UCC (the "Article 9 Collateral").

To the Lenders and Agent
February 20, 2007

10.           Central Filing Perfection Opinions.  Upon the effective filing of the Delaware Financing Statements with the Secretary of State of Delaware (the "Delaware Filing Office"), the Agent will have, for the benefit of the Agent and the Lenders, a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing a financing statement with the Delaware Filing Office under the Delaware UCC (the "Delaware Filing Collateral"). Upon the effective filing of the Texas Financing Statements with the Secretary of State of Texas (the "Texas Filing Office"), the Agent will have, for the benefit of itself and the Lenders, a perfected security interest in that portion of the Article 9 Collateral described therein in which a security interest may be perfected by filing a financing statement with the Texas Filing Office under the Texas UCC (the "Texas Filing Collateral").

11.           Perfection of Security Interests in Certificated Securities by Control.  When each Transaction Party that has granted to the Agent for the benefit of itself and the Lenders a security interest in certificated securities (as defined in the Texas UCC) pursuant to the Security Agreement delivers to the Agent in the State of Texas each of the certificates representing such certificated securities, together with an instrument of transfer or assignment related to any such certificated security which is a registered certificated security, duly indorsed in blank by an authorized officer of such Transaction Party, the Agent for the benefit of the Agent and the Lenders will have perfected security interests in such certificated securities under the Texas UCC.

12.           Article 9 Priority Opinion re Certificated Securities.   The security interest of the Agent in Article 9 Collateral constituting certificated securities, to the extent perfected by “control” as described in our paragraph 11 above, will be prior to a security interest of any other secured party created under Article 9 of the Texas UCC in such certificated securities, assuming no other secured party has perfected its security interest in such certificated securities by control prior to the date the Agent’s interest becomes perfected by control and assuming that no other secured party claims control through the Agent.

The opinions set forth above are subject to the following assumptions and qualifications, and with your permission, all of the following assumptions and statements of reliance have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.  Further, whenever our opinion is based on circumstances, matters or facts "to our knowledge after due inquiry" we have relied exclusively on certificates of certain officers of the Transaction Parties as to the existence or non-existence of the circumstances, matters or facts upon which such opinion is based.  While we have not made any independent or other investigation or inquiry as to any such circumstances, matters or facts, we have no reason to believe that any such certificate is untrue or inaccurate in any material respect.

(A) Our opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies),

To the Lenders and Agent
February 20, 2007

whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Opinion Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Texas or the United States of America, but the inclusion of such provisions does not affect the validity as against the Transaction Parties party thereto of the Opinion Documents as a whole and the Opinion Documents contain adequate provisions for the practical realization of the principal benefits provided by the Opinion Documents, in each case subject to the other qualifications contained in this letter.

(B) We express no opinion as to the validity or enforceability of any provision in the Opinion Documents:

(i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy), except in compliance with the UCC and other applicable laws;

(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the Texas UCC or of any of the rights or duties referred to in Section 9.603 of the Texas UCC;

(iii) relating to indemnification, contribution, exculpation or release of liability in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence or strict liability of the indemnified, released or exculpated party or the party receiving contribution;

(iv) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

(v) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of Texas or may be subject to constitutional limitations;

(vi) waiving any rights to trial by jury;

(vii) purporting to confer, or constituting an agreement with respect to, personal or subject matter jurisdiction of United States federal courts to adjudicate any matter;

(viii) purporting to create a trust or other fiduciary relationship;

(ix) specifying that provisions may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Opinion Documents;

(x) giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the Transaction Party.

             (xi)           providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

To the Lenders and Agent
February 20, 2007

    (xii)           providing that decisions by a party are conclusive or may be made in its sole discretion;

    (xiii)           purporting to create a power of attorney;

    (xiv)           to the extent it requires any Transaction Party to indemnify any other party to a Document against loss in obtaining the currency due under a Document from a court judgment in another currency;

    (xv)           relating to arbitration;

    (xvi)           providing for liquidated damages to the extent that it may be deemed a penalty;

    (xvii)           providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9.406 through 9.409 of the Texas UCC; or

    (xviii)           relating to integration, statute of frauds or notice of the entire agreement of the parties.

(C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by any Transaction Party under Opinion Documents to the extent limited by Sections 9.602 or 9.624 of the Texas UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions).

(E) Our opinions in paragraphs 9, 10, 11, and 12 are subject to the following assumptions, qualifications and limitations:

(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9.315 of the Texas UCC.

(ii) We express no opinion as to the nature or extent of the rights, or the power to transfer rights, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Opinion Documents, or property purporting to constitute such collateral, or the value, validity, enforceability or effectiveness for any purpose of any

To the Lenders and Agent
February 20, 2007

such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights in, or power to transfer rights in, all such collateral or purported collateral for the security interests provided for under the Opinion Documents to attach. Additionally, we express no opinion as to the nature or extent of the Securities Intermediary's interests or other rights in the securities or other financial assets underlying any Pledged Security Entitlement.

(iii) Other than as expressly noted in paragraphs 9, 10, 11, and 12  above, we express no opinion as to (x) the creation, validity or enforceability of, any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents, or (y) the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Opinion Documents. We express no opinion as to security interests in any commercial tort claims.

(iv) In the case of property that becomes collateral under the Opinion Documents after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case.

(v) We express no opinion as to the enforceability of the security interests under the Opinion Documents in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the  UCC.

(vi) We call to your attention that Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of financing statements under the UCC in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral all as provided in the UCC.

(vii) We call to your attention that a Transaction Party (as defined in the UCC) other than a debtor may have rights under Part 6 of Article 9 of the UCC.

(viii) With respect to our opinion in paragraph 10 above, we express no opinion with respect to the perfection of any such security interest in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, or property described in Section 9.311(a) of the Texas UCC (including, without limitation, property subject to a certificate-of-title statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

To the Lenders and Agent
February 20, 2007

(ix) We express no opinion as to the effectiveness of a description of collateral as "all the debtor's assets" or "all the debtor's personal property" or words to similar effect in the Security Agreement for purposes of Sections 9.108 or 9.203 of the Texas UCC.

(x) We express no opinion as to any matter relating to a security interest created or perfected prior to July 1, 2001 or as to the effect of, or compliance with, Article 7 of the Texas UCC or the Delaware UCC.

(xi) We have assumed that each Transaction Party is organized solely under the laws of the state identified as such Transaction Party's jurisdiction of organization in the Reliance Materials related to such Transaction Party and that the Financing Statements contain the correct legal name, mailing address, type of organization, jurisdiction of organization, and organizational identification number of each Transaction Party named therein.  We have also assumed that the Financing Statements contain the correct mailing address of the Agent as secured party.

(I)           For purposes of our opinions insofar as they relate to each Transaction Party other than the Borrower, acting as a guarantor under the Guaranty, we have assumed that such Transaction Party's obligations under the Opinion Documents are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, necessary or convenient to the conduct, promotion or attainment of its business, and for its direct or indirect benefit.

(J)           For purposes of our opinions above insofar as they relate to any Transaction Party that is not organized under the laws of the State of Texas or the State of Delaware, we have assumed that (i) such Transaction Party is validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all requisite corporate, shareholder, limited liability company, member, limited partnership, partnership, partner, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Opinion Documents to which it is a party and to grant the security interests and guaranties contemplated thereby, and that such execution, delivery, performance and grant will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties, and (ii) the Opinion Documents to which such Transaction Party is a party have been duly executed and delivered by it.  To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Opinion Documents (other than the Transaction Parties) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties, and (ii) the execution and delivery  of the Opinion Documents by each of the parties thereto (other than the Transaction Parties), and the performance of such party's obligations thereunder, does not violate will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

(K)           For purposes of the opinions set forth in paragraph 7 above, we have assumed that (i) neither the Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Opinion Documents) pursuant to which any extensions of credit to any Transaction Party are directly or indirectly secured by "margin stock" (as defined under the

To the Lenders and Agent
February 20, 2007

Margin Regulations), (ii) neither the Agent nor any of the Lenders nor any of their respective affiliates has extended or will extend any other credit to any Transaction Party directly or indirectly secured by margin stock, and (iii) neither the Agent nor any of the Lenders has relied or will rely upon any margin stock as collateral in extending or maintaining any extensions of credit pursuant to the Credit Agreement.

(L)           Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

(M)           We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations (including, without limitation, the policies, procedures, guidelines, and practices of any regulatory authority with respect thereto) applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, a financial holding company, a bank holding company, a state-chartered non-federally insured depository institution, a securities dealer, an investment company or an insurance company, except as expressly set forth in paragraph 7 above.

(N)           Our opinions in paragraphs 9, 10, 11, and 12 are limited to Articles 8 and 9 of the Texas UCC and Delaware UCC, and therefore such opinions do not address laws of jurisdictions other than Texas and Delaware, and of Texas and Delaware except for Articles 8 and 9 of the Texas UCC and the Delaware UCC.  Further, we express no opinion under the choice of law rules of the Texas UCC or the Delaware UCC with respect to the law governing perfection and priority of any security interests.  Insofar as our opinions relate to the Federal Book-Entry Regulations, such opinions are limited to regulations published in the Code of Federal Regulations, without regard to any interpretations, operating circulars or other communications from the Department of the Treasury, the Board of Governors of the Federal Reserve System, any Federal Reserve Bank, the Department of Housing and Urban Development or any other federal agency or instrumentality.

(O)           Our opinions as to any matters governed by the Delaware UCC are based solely upon our review of the Delaware UCC as published in the Delaware Uniform Commercial Code Annotated, 2006-2007 Edition, published by Lexis Nexis, Matthew Bender & Company, Inc., maintained in the library of our firm's Houston office and reflecting that it was copyrighted in 2006, without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication.

(P)           Insofar as our opinion in paragraph 4 above relates to the enforceability under Texas law of the choice of law provisions contained in the Opinion Documents selecting Texas law as the governing law thereof, it is rendered in reliance upon Section 35.51 of the Texas Business and Commerce Code.  To our knowledge, no Texas court has construed Section 35.51 in a published judicial decision and, therefore, our opinions (x) are limited by any subsequent judicial interpretation thereof and (y) assume the constitutionality of such statute.  In addition, insofar as such opinions relate to the enforceability of the choice of law provisions contained in the Opinion Documents, we (i) express no opinion as to the choice of governing law with respect to (A) any issue or matter as to which Section 35.51 does not apply or (B) any issue or matter that another Texas statute (such as Section 1.301(b) of the Texas UCC), or a federal statute, provides is governed by the laws of another jurisdiction, and (ii) note that any such enforceability

To the Lenders and Agent
February 20, 2007

may be subject to constitutional limitations and the exercise of judicial discretion in favor of another jurisdiction

(V)           This opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, and our opinions herein are to be interpreted in accordance with the Legal Opinion Principles, 53 Bus. Law 831.

We are qualified to practice law in the State of Texas and we do not purport to express an opinion on any laws other than Applicable Law.  The opinions expressed herein are solely for the benefit of the addressees hereof and of any other person or entity becoming a Lender or Agent under and in accordance with the provisions of the Credit Agreement, in each case above, in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity.  This opinion letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

Very truly yours,

/s/ Bracewell & Giuliani LLP BRACEWELL & GIULIANI LLP

Exhibit A

OPINION SUBSIDIARIES

Entity
1.	ACI Mechanical, Inc.
2.	ARC Comfort Systems USA, Inc.
3.	Accurate Air Systems, L.P.
4.	Accu-Temp GP, Inc.
5.	Accu-Temp LP, Inc.
6.	AIRTEMP, Inc.
7.	Atlas-Accurate Holdings, L.L.C.
8.	Atlas Comfort Systems USA, L.P.
9.	Batchelor's Mechanical Contractors, Inc.
10.	BCM Controls Corporation.
11.	California Comfort Systems USA, Inc.
12.	Climate Control, Inc.
13.	Comfort Systems USA (Arkansas), Inc.
14.	Comfort Systems USA (Atlanta), Inc.
15.	Comfort Systems USA (Baltimore), Inc.
16.	Comfort Systems USA (Bristol), Inc.
17.	Comfort Systems USA (Carolinas), Inc.
18.	Comfort Systems USA (Florida), Inc.
19.	Comfort Systems USA G.P., Inc.
20.	Comfort Systems USA (Hartford), Inc.
21.	Comfort Systems USA (Intermountain), Inc.
22.	Comfort Systems USA National Accounts, LLC
23.	Comfort Systems USA (Ohio), Inc.
24.	Comfort Systems USA (Pasadena), L.P.
25.	Comfort Systems USA (Southeast), Inc.
26.	Comfort Systems USA (Syracuse), Inc.
27.	Comfort Systems USA (Texas), L.P.
28.	Comfort Systems USA (Twin Cities), Inc.
29.	Comfort Systems USA (Western Michigan), Inc.
30.	CS53 Acquisition Corp.
31.	Design Mechanical Incorporated
32.	Eastern Heating & Cooling, Inc.
33.	Eastern Refrigeration Co., Inc.
34.	Granite State Holdings Company, Inc.
35.	Granite State Plumbing & Heating, LLC
36.	H & M Mechanical, Inc.
37.	Helm Corporation
38.	Hess Mechanical Corporation
39.	Hudson River Heating and Cooling, Inc.
40.	H-VAC Supply, L.L.C.
41.	Hydrokool, L.L.C.
42.	J & J Mechanical, Inc.
43.	James Air Conditioning Enterprise Inc.
44.	Martin Heating, Inc.
45.	Mechanical Technical Services, L.P.
46.	MJ Mechanical Services, Inc.
47.	North American Mechanical, Inc.
48.	Quality Air Heating & Cooling, Inc.
49.	Quality Professional Employer Organization LLC
50.	S. I. Goldman Company, Inc.
51.	S.M. Lawrence Company, Inc.
52.	SA Associates, Inc.
53.	Salmon & Alder, LLC
54.	Seasonair, Inc.
55.	Sheren Plumbing & Heating, Inc.
56.	Temp-Right Service, Inc.
57.	The Capital Refrigeration Company
58.	Tri-City Mechanical, Inc.
59.	Western Building Services, Inc.

Exhibit B

FINANCING STATEMENTS

"Delaware Financing Statements" shall mean the UCC-1 financing statements filed against each of the debtors listed below in the Office of the Secretary of State of Delaware:

	Debtor	Filing Jurisdiction
1.	Accu-Temp GP, Inc.	Delaware
2.	Accu-Temp LP, Inc.	Delaware
3.	ACI Mechanical, Inc.	Delaware
4.	AirTemp, Inc.	Delaware
5.	ARC Comfort Systems USA, Inc.	Delaware
6.	Atlas-Accurate Holdings, L.L.C.	Delaware
7.	Climate Control, Inc.	Delaware
8.	Comfort Systems USA (Arkansas), Inc.	Delaware
9.	Comfort Systems USA (Baltimore), Inc.	Delaware
10.	Comfort Systems USA (Bristol), Inc.	Delaware
11.	Comfort Systems USA (Carolinas), Inc.	Delaware
12.	Comfort Systems USA (Florida), Inc.	Delaware
13.	Comfort Systems USA (Hartford), Inc.	Delaware
14.	Comfort Systems USA (Southeast), Inc.	Delaware
15.	Comfort Systems USA G.P., Inc.	Delaware
16.	CS53 Acquisition Corp.	Delaware
17.	Design Mechanical, Inc.	Delaware
18.	Granite State Holdings Company, Inc.	Delaware
19.	Granite State Plumbing & Heating LLC	Delaware
20.	H&M Mechanical, Inc.	Delaware
21.	Hess Mechanical Corporation	Delaware
22.	Hudson River Heating and Cooling, Inc.	Delaware
23.	HydroKool, L.L.C.	Delaware
24.	MJ Mechanical Services, Inc.	Delaware
25.	North American Mechanical, Inc.	Delaware
26.	Quality Professional Employer Organization LLC	Delaware
27.	S.I. Goldman Company, Inc.	Delaware
28.	Sheren Plumbing & Heating, Inc.	Delaware
29.	Temp-Right Service, Inc.	Delaware
30.	The Capital Refrigeration Company	Delaware

"Texas Financing Statements" shall mean the UCC-1 financing statements filed against each of the debtors listed below in the Office of the Secretary of State of Texas:

	Debtor	Filing Jurisdiction
1.	Accurate Air Systems, L.P.	Texas
2.	Atlas Comfort Systems USA, L.P.	Texas
3.	Comfort Systems USA (Pasadena), L.P.	Texas
4.	Comfort Systems USA (Texas), L.P.	Texas
5.	Mechanical Technical Services, L.P.	Texas

Exhibit C

OFFICER'S CERTIFICATE

[See attached.]

OFFICER’S CERTIFICATE

The undersigned is a duly authorized officer of Comfort Systems USA, Inc. (the “Borrower”) and hereby executes and delivers this certificate to Bracewell & Giuliani LLP (“B&G”) and the Agent and the Lenders described below, in connection with the opinion to be delivered by B&G on the date hereof (the “B&G Opinion”) pursuant to the Amended and Restated Credit Agreement dated as of February 20, 2007 (the “Credit Agreement”) among the Borrower, the financial institutions parties thereto from time to time as Lenders (the “Lenders”) and Wachovia Bank, N.A. as agent for such Lenders (the “Agent”).  The terms “Guarantor” and “Guarantors” shall have the meanings given such term in the B&G Opinion.

The undersigned certifies to the best of his/her knowledge:

1.           Due inquiry has been made by the undersigned of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

2.           The Borrower and each Guarantor:

a.           is not and does not hold itself out as being engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting, or trading in securities;

b.           is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and has no such certificate outstanding;

c.           is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities, having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis; and

d.           is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

For the purpose of the preceding sentence, the term “investment securities” means all securities other than government securities and securities issued by majority owned subsidiaries of the owner which are not engaged in, have not engaged in, and do not propose to engage in, any of the following business: (a) the business of investing, reinvesting, or trading in securities; (b) the business of issuing face-amount certificates of the installment type; or (c) the business of investing, reinvesting, owning, holding or trading in securities, and owning or proposing to acquire investment securities having a value exceeding 40% of the value of such total assets (exclusive of government securities and cash items) on an unconsolidated basis.  The United States of America Securities and Exchange Commission has not issued an order (or taken any action with respect to considering or issuing such an order) declaring or determining any person to control the Borrower or any Guarantor within the meaning of the Investment Company Act of 1940, as amended.

4.           (a) There are no material orders, judgments, writs, injunctions, awards or decrees of any court, arbitrator or governmental authority applicable to the Borrower or any Guarantor except those listed on Schedule 1 hereto, and (b) neither the Borrower nor any Guarantor is a party to, nor are any such party’s assets bound by, any material indenture, material lease, or other material agreement except those listed on Schedule 2 hereto.

5.           B&G is entitled to rely upon any certificates delivered in connection with the Opinion Documents.

This Officer’s Certificate is dated as of the 20th day of February, 2007.

Comfort Systems USA, Inc.

By:	/s/ William George III
William George III
Executive Vice President, Chief Financial Officer and Assistant Secretary

 Schedule 1
 to Officer’s Certificate

Material Orders, Judgments, Writs, Injunctions, Awards or Decrees

 None.

 Schedule 2
 to Officer’s Certificate

Material Agreements

1.    The Amended and Restated Credit Agreement dated as of February 20, 2007 among the Borrower, the Lenders party thereto, and Wachovia Bank, N.A. as administrative agent for such Lenders, and the other documents related to the transaction contemplated therein.

2.    The Underwriting, Indemnity, and Security Agreement dated as of October 23, 2003 among the Borrower, the Guarantors, Federal Insurance Company and Arch Insurance Company, as amended by the First Amendment to Underwriting, Indemnity, and Security Agreement dated as of March 1, 2005, the Second Amendment to Underwriting, Indemnity, and Security Agreement  dated as of June 30, 2005, and the Third Amendment to Underwriting, Indemnity, and Security Agreement dated As of September 29, 2006.

COMFORT SYSTEMS USA, INC.

Office of the General Counsel
Trent T. McKenna	777 Post Oak Blvd., Suite 500
General Counsel	Houston, Texas 77056
800-723-8431 Toll Free
713-830-9600 Phone
713-830-9659 Fax

February 20, 2007

To each of the Lenders party to the
Credit Agreement described below
and Wachovia Bank, N.A.,
as administrative agent for such Lenders

Ladies and Gentlemen:

I am general counsel to Comfort Systems USA, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company (the “Guarantors”) in connection with the Amended and Restated Credit Agreement dated as of February 20, 2007 (the “Credit Agreement”), by and among the Company, the financial institutions parties thereto from time to time as Lenders (the “Lenders”), and Wachovia Bank, N.A., a national banking association, as administrative agent for such Lenders (the “Agent”).  The Company has requested that I render this opinion pursuant to Section 4.1(g) of the Credit Agreement.  Capitalized terms used herein and defined in the Credit Agreement but not defined herein are used herein as therein defined.

In connection with this opinion, I have examined originals or copies of such records and documents as I have deemed necessary and relevant for purposes of this opinion.  In addition, I have relied on certificates or comparable documents of public officials and of officers of the Company and the Guarantors as to matters of fact relating to this opinion and have made such investigations of law as I have deemed necessary and relevant as a basis for this opinion.  I have assumed (a) the authenticity of all documents and records submitted to me as originals and (b) the conformity to original documents and records of all documents and records submitted to me as copies.

Based on the foregoing and subject to the limitations and assumptions set forth in this opinion, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

1.           The Company and each of the Guarantors that is a corporation is duly incorporated and validly existing as a corporation.

2.           Each of the Guarantors that is a limited partnership or a limited liability company is duly formed and validly existing as a limited partnership or limited liability company, as the case may be.

To each of the Lenders party to the
Credit Agreement
February 20, 2007

3.           The Company and each of the Guarantors is in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified or registered and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in those jurisdictions where a failure to do so would constitute a Material Adverse Change.

4.           To my knowledge after due inquiry, no litigation, investigation, or administrative proceeding of or before any court, arbitrator, or governmental authority is pending or threatened against the Company or any Guarantor (a) with respect to the Loan Documents or (b) that, if adversely determined, reasonably would be expected to have a material adverse effect on the business or financial condition of the Company and the Guarantors, taken as a whole, after giving effect to any reserves maintained by the Company and the Guarantors for such litigation, investigation, or administrative proceeding.

The foregoing opinion is, with your concurrence, predicated on and qualified in its entirety by the following:  I am a member of the Bar of the State of Texas.  The foregoing opinion is based on and is limited to the laws of the State of Texas, the General Corporation Law, Limited Liability Company Law and Limited Partnership Law of the State of Delaware, and the relevant federal laws of the United States of America.  I render no opinion with respect to the law of any other jurisdiction.

This opinion is to be delivered only to you and your assignees permitted under the Loan Documents and only in connection with the transactions described above and may not be quoted, circulated, or published, in whole or in part, or furnished to any other Person without my prior written consent.

Very truly yours,

By:	/s/ Trent T. McKenna
Trent T. McKenna
General Counsel to Comfort Systems USA, Inc.

SCHEDULE 1.1(b)

EXISTING LETTERS OF CREDIT

Obligor	Date Issued Cancelled or Reduced	Maturity Dates	January 31, 2007 Notional Amount
Comfort Systems USA, Inc.	1/14/2004	12/17/2007	$20,287,414.00
Comfort Systems USA, Inc. (Fagan)	2/25/2004	12/31/2007	50,000.00
Comfort Systems USA, Inc. (Fagan)	1/28/2004	12/31/2007	200,000.00
Comfort Systems USA, Inc. (EL Pruitt)	2/5/2004	3/9/2007	106,795.00
Comfort Systems USA, Inc. (Shambaugh)	2/5/2004	4/1/2007	284,468.00
Comfort Systems USA, Inc.	1/28/2004	12/31/2007	90,000.00
Comfort Systems USA, Inc.	11/29/2006	4/30/2008	3,127,011.00
Grand Totals			$24,145,688.00